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            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                          (After Issuance of Stock)


                         REPLACEMENT FINANCIAL, INC.
            -----------------------------------------------------
                             Name of Corporation

     I, the undersigned President and Secretary of Replacement Financial, Inc., do hereby certify:

     That the Board of Directors of Replacement Financial, Inc., at a meeting duly convened, held on the 30th day of June, 2000, adopted a resolution to amend the articles of incorporation as follows:

     Article I - is hereby amended as follows:

                                 ARTICLE I
                                   NAME

     The name of the corporation is TK Originals, Inc.


     I further certify that the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 23,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     This Certificate of Amendment shall be effective on August 14, 2000, or upon filing of this Certificate of Amendment with the Nevada Secretary of State, whichever is later.

                                          /s/ Tracy Hernandez
                                      -------------------------------------
                                      Tracy Hernandez, President and Secretary


State of Utah       )
                    ) ss.
County of Salt Lake )

     On the 12th day of July, 2000, personally appeared before me, a Notary Public, Tracy Hernandez, who acknowledged that she executed the above instrument.

S                                        /s/ Jannette Gardner
E                                     -------------------------------------
A                                      Notary Public
L


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